SECOND AMENDMENT TO CREDIT AGREEMENT


     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated as of the 1st day of February, 1994, and effective as of January 1, 1994, among FOOD LION, INC., a North Carolina corporation (the "Borrower"), the banks (the "Banks") party to the Credit Agreement referred to below, and WACHOVIA BANK OF NORTH CAROLINA, N.A., a national banking association, acting in its capacity as agent for itself and for the other Banks (the "Agent");

                       W I T N E S S E T H:


     WHEREAS, the Borrower, the Banks and the Agent executed and delivered that certain Credit Agreement, dated as of the 4th day of June, 1993, as amended by a certain First Amendment to Credit Agreement, dated August 2, 1993 (as so amended, the "Credit Agreement");

     WHEREAS, the Borrower has requested and the Banks and the Agent have agreed to certain amendments to the Credit Agreement, subject to the terms and conditions hereof;

     NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrower, the Banks and the Agent hereby covenant and agree as follows:

     1. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

     2. Section 1.01 of the Credit Agreement hereby is amended by adding the following language after the word "loss" contained in clause (1) of the definition of "Consolidated Net Income":

           "including, without limitation, store closings that are part of the Borrower's business and financing plans for fiscal year 1994 described in the Borrower's 8-K dated
     January 7, 1994"

     3. Section 2.05(c) of the Credit Agreement is amended by deleting same it its entirety and substituting the following in lieu thereof:

           "(c) Notwithstanding the foregoing, the outstanding principal amount of the Loans together with all accrued but unpaid interest thereon, if any, shall be due and payable on June 3, 1994, unless the Termination Date is otherwise extended by the Banks, in their sole and absolute discretion. Upon the written request of the Borrower, which request shall be delivered to the Agent at least 60 days prior to the Termination Date, the Banks shall have the option (without any obligation whatsoever so to do) of extending the Termination Date for an additional 364-day period, provided, that, in no event shall the Termination Date be extended beyond May 31, 1996. In connection with each such extension request, (i) each Bank shall undertake a bona fide credit analysis of the Borrower utilizing current information on financial condition and trends; provided, that, no such credit analysis shall be required of a Bank that elects not to extend the Termination Date and (ii) the terms of any extension of the Termination Date and shall be independently negotiated among the Borrower, the Banks and the Agent at the time of the extension; provided, that, the terms of the extension may be the same as those in effect prior to any extension should the Borrower, the Banks and the Agent so agree; provided, further, that, should the terms of the extension be other than those in effect prior to the extension, then the Loan Documents will be amended to the extent necessary to incorporate any such different terms. In the event that a Bank chooses to extend the Termination Date for such an additional 364-day period, notice shall be given by such Bank to the Borrower and the Agent at least 15 days prior to the relevant Termination Date, but such notice may not be given more than 30 days prior to such relevant Termination Date; provided, that, the Termination Date shall not be extended with respect to any of the Banks (regardless of whether any relevant Bank has delivered a favorable extension notice) unless the Required Banks have delivered favorable extension notices and are willing to extend the Termination Date and either the (x) remaining Banks shall purchase ratable assignments (without any obligation so to do) from each bank that is unwilling to extend the Termination Date, in accordance with their respective percentage of the remaining Aggregate Commitments; provided, that, such remaining Banks shall be provided such opportunity (which opportunity shall allow such Banks at least 5 Domestic Business Days in which to make a decision) prior to the Borrower finding another bank pursuant to the immediately succeeding clause (y); provided, further, that, should any of the remaining Banks elect not to purchase such an assignment, then, such other remaining Banks shall be entitled to purchase an assignment from any terminating Bank which includes the ratable interest that was otherwise available to such non-purchasing remaining Bank or Banks, as the case may be, (y) Borrower shall find another bank, acceptable to the Agent, willing to accept an assignment from such terminating Bank or (z) Borrower shall reduce the Aggregate Commitments in an amount equal to the sum of the Commitments of all such terminating Banks.

     4. Section 5.19 (iii) of the Credit Agreement hereby is amended by (i) deleting from clause (a) thereof the phrase "on or before January 1, 1994" and inserting in lieu thereof the phrase "on or before February 28, 1995" and (ii) deleting from clause (b) thereof the phrase "after January 1, 1994" and inserting in lieu thereof the phrase "after February 28, 1995".

     5. Restatement of Representations and Warranties. The Borrower hereby restates and renews each and every representation and warranty heretofore made by it in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof and with specific reference to this Amendment and all other instruments and documents executed and/or delivered in connection herewith.

     6. Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrower. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.

     7. Ratification. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     9. Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     10. No Default. To induce the Banks and the Agent to enter into this Amendment and to continue to make advances pursuant to the Credit Agreement, the Borrower hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrower arising out of or with respect to any of the obligations arising under the Credit Agreement and other Loan Documents.

     11. Further Assurances. The Borrower agrees to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained to the Credit Agreement.

     12. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of North Carolina.

     IN WITNESS WHEREOF, the Borrower, the Banks and the Agent have caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.


                          FOOD LION, INC.

                          By:  Michael J. Price
                              Michael J. Price
                              Treasurer

                          WACHOVIA BANK OF NORTH CAROLINA,  (SEAL)
                          N.A., in its capacity as a Bank
                          and as the agent

                            By:
                                Title:


                            ABN AMRO BANK N.V.              (SEAL)

                            By:
                                Title:


                            Attest:
                                Title: